UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2010

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street

Philadelphia, PA 19123

(Address of Principal Executive Offices)

(215) 873-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2010 Destination Maternity Corporation (the “Company”) announced the hiring of Emilia Fabricant as the Company’s new President, effective May 24, 2010. Ms. Fabricant will report directly to Ed Krell, the Company’s Chief Executive Officer, and will have direct responsibility for all merchandising, marketing, visual, sourcing and branding functions of the Company. In connection with the hiring of Ms. Fabricant, Rebecca Matthias, the Company’s founder, who previously announced her upcoming retirement from the Company, and currently serves as the Company’s President and Chief Creative Officer, has agreed to relinquish the title of President. As previously announced, Ms. Matthias will transition to part-time service on June 15, 2010 and will retire from executive service with the Company on September 30, 2010. Until her retirement from the Company on September 30, 2010, Ms. Matthias continues to serve as the Company’s Chief Creative Officer. Ms. Matthias also continues to serve as a Director of the Company. The foregoing actions were approved by the Company’s Board of Directors (the “Board”) and its Compensation Committee (the “Committee”) at a joint meeting held on April 22, 2010. A press release issued by the Company announcing the appointment of Ms. Fabricant is filed with this Current Report on Form 8-K as Exhibit 99.1.

In connection with Ms. Fabricant’s appointment as President, the Company entered into an Employment Agreement (the “Employment Agreement”) with Ms. Fabricant on May 10, 2010. The key elements of the Employment Agreement are as follows:

(1)	Base Salary: Ms. Fabricant’s initial base salary is set at an annual rate of $600,000. Ms. Fabricant’s base salary rate will be reviewed annually by the Board or the Committee.

(2)	Annual Bonus: Ms. Fabricant’s target annual bonus opportunity is fifty percent (50%) of her annual base salary with a limit on her maximum bonus opportunity of one hundred percent (100%) of her annual base salary. The minimum annual bonus payable to Ms. Fabricant is $0. The annual bonus is based on the achievement of corporate and/or individual performance as determined by the Board or the Committee. Since Ms. Fabricant is joining the Company mid-fiscal year, her fiscal year 2010 bonus opportunity will be on a pro-rated basis based on the portion of the fiscal year for which she is employed by the Company.

(3)	Special Bonus: The Company will pay Ms. Fabricant a special bonus of $150,000 within thirty (30) days after the start date of her employment. This special bonus is repayable to the Company, on a pro rata basis, under certain circumstances if Ms. Fabricant’s employment with the Company terminates within thirty-six (36) months of her first day of employment by the Company.

(4)	Relocation Benefits: Under the Employment Agreement, Ms. Fabricant is required to relocate and, in connection with such relocation, she is entitled to certain relocation benefits. The amount of relocation benefits expended by the Company (excluding broker’s commission on the sale of Ms. Fabricant’s primary residence and excluding any Gross Up Payment (defined below)) is capped at $125,000. To the extent reimbursement of certain of the relocation benefits causes Ms. Fabricant to be liable for additional income taxes and/or employment taxes, the Company agrees to pay Ms. Fabricant additional compensation (the “Gross Up Payment”) in an amount necessary to reimburse her, on an after-tax basis, for such additional income and employment taxes incurred, net of the value of any allowable related tax deductions or tax credits. The amounts expended by the Company as relocation benefits to Ms. Fabricant are repayable to the Company, on a pro rata basis, under certain circumstances if Ms. Fabricant’s employment with the Company terminates within twelve (12) months of her first day of employment by the Company.

(5)	Severance Benefits: Upon a termination without cause or a resignation with good reason, Ms. Fabricant will be entitled to the following severance benefits: (a) payment of any annual bonus otherwise payable (but for the cessation of Ms. Fabricant’s employment) with respect to any prior year, (b) payment of a pro-rata annual bonus for the year of termination; (c) monthly severance payments equal to one-twelfth of Ms. Fabricant’s base salary for a period equal to 12 months; (d) immediate vesting of all equity awards then held by Ms. Fabricant at the time of termination, and (e) waiver of the applicable premium otherwise payable for COBRA continuation coverage for Ms. Fabricant (and her eligible dependents) for a period equal to 12 months. However, if the termination without cause or a resignation with good reason occurs within one year after a change of control, in that case the duration of the severance benefits referenced in (c) and (e) above will be increased from 12 to 18 months.

(6)	Non-Hire; Non-Solicit; Non-Competition: The Employment Agreement contains certain non-hire and non-solicitation provisions which operate during employment and for twenty-four (24) months after cessation of Ms. Fabricant’s employment with the Company for any reason. The Employment Agreement also contains certain non-competition covenants pursuant to which Ms. Fabricant is not permitted to hold an ownership position in, or provide services to, certain competitors of the Company during employment and for twenty-four (24) months after cessation of her employment with the Company for any reason.

(7)	Accelerated Vesting of Equity Awards: All of Ms. Fabricant’s equity awards will vest immediately upon a change of control of the Company.

In connection with Ms. Fabricant’s appointment as President of the Company, the Board and Committee decided to grant to Ms. Fabricant the following equity awards on her first day of employment with the Company:

(a)	An inducement grant of non-qualified options to purchase 70,000 shares of Company common stock. The exercise price of the option shares is $26.88, the closing stock price of the Company’s common stock on the NASDAQ Global Market on the business day immediately preceding the grant date. The option grant was made as an inducement grant outside of the Company’s 2005 Equity Incentive Plan (the “Plan”) under Nasdaq Listing Rule 5635(c)(4). This award is subject to 5-year time-based annual vesting, with the first annual portion, representing 20% of the total grant, vesting on the first anniversary of the date of grant.

(b)	A grant of 7,500 shares of Company restricted stock under the Plan. This award is subject to 5-year time-based annual vesting, with the first annual portion, representing 20% of the total grant, vesting on the first anniversary of the date of grant.

The foregoing descriptions are qualified in their entireties by reference to the full texts of the Employment Agreement, the Non-Qualified Stock Option Award Agreement, and the Restricted Stock Award Agreement, which documents are each filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated May 10, 2010 between Emilia Fabricant and the Company.

10.2	Non-Qualified Stock Option Award Agreement dated May 24, 2010 between Emilia Fabricant and the Company.

10.3	Restricted Stock Award Agreement dated May 24, 2010 between Emilia Fabricant and the Company.

99.1	Press Release of the Company dated May 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: May 24, 2010	DESTINATION MATERNITY CORPORATION

	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated May 10, 2010 between Emilia Fabricant and the Company.

10.2	Non-Qualified Stock Option Award Agreement dated May 24, 2010 between Emilia Fabricant and the Company.

10.3	Restricted Stock Award Agreement dated May 24, 2010 between Emilia Fabricant and the Company.

99.1	Press Release of the Company dated May 24, 2010.